Exhibit 99.1

	Key Financial Data	1Q24	4Q23	1Q23	First Quarter 2024 Highlights

Income Statement	($s in millions)
■Underlying EPS of $0.79 and ROTCE of 10.6%
■Underlying PPNR of $683 million
–NII down 3% QoQ given a slight decrease in interest-earning assets; stable NIM of 2.91%
–Fees up 3% QoQ with higher Capital Markets and Card fees
–Expenses stable QoQ including continued Private Bank start-up investment
■Increased ACL coverage to 1.61%, up 2 bps QoQ
■Period-end and average loans down 2% QoQ given balance sheet optimization, including Non-Core portfolio run off
■Period-end deposits up $4.2 billion YoY reflecting retail and Private Bank growth; Period-end and average deposits down slightly QoQ given Commercial seasonal outflows
■Strong liquidity profile; Spot LDR improved to 81%; FHLB advances reduced further to $2.0 billion, down 83% YoY
■Strong CET1 ratio of 10.6%; TCE ratio of 6.5%
■TBV/share of $30.19, down 2% QoQ reflecting rate impacts on AOCI

	Total revenue	$1,959	$1,988	$2,128
	Pre-provision profit	601	376	832
	Underlying pre-provision profit	683	721	898
	Provision for credit losses	171	171	168
	Net income	334	189	511
	Underlying net income	395	426	560

Balance Sheet & Credit Quality	($s in billions)
	Period-end loans and leases	$143.2	$146.0	$154.7
	Average loans and leases	144.8	148.0	156.5
	Period-end deposits	176.4	177.3	172.2
	Average deposits	176.1	177.1	174.4
	Period-end loan-to-deposit ratio	81.2%	82.3%	89.8%
	NCO ratio	0.50%	0.46%	0.34%

Financial Metrics	Diluted EPS	$0.65	$0.34	$1.00
	Underlying Diluted EPS	0.79	0.85	1.10
	ROTCE	8.9%	4.7%	14.4%
	Underlying ROTCE	10.6	11.8	15.8
	Net interest margin, FTE	2.91	2.91	3.30
	Efficiency ratio	69.3	81.1	60.9
	Underlying efficiency ratio	65.1	63.8	57.8
	CET1	10.6%	10.6%	10.0%
	TBV/Share	$30.19	$30.91	$29.44

Notable Items		1Q24
	($s in millions except per share data)	Pre-tax $	EPS
	Integration related	$(3)	$(0.01)
	TOP and Other items	(44)	(0.07)
	FDIC special assessment	(35)	(0.06)
	Total:	$(82)	$(0.14)

Citizens also announced that its board of directors declared a quarterly common stock dividend of $0.42 per share. The dividend is payable on May 15, 2024 to shareholders of record at the close of business on May 1, 2024.
Results presented on an Underlying basis are non-GAAP Financial Measures. See page 14 for additional information on our use of Non-GAAP Financial Measures.

Citizens Financial Group, Inc.
Earnings highlights(1):

	Quarterly Trends
				1Q24 change from
($s in millions, except per share data)	1Q24	4Q23	1Q23	4Q23			1Q23
Earnings				$/bps		%	$/bps		%
Net interest income	$1,442	$1,488	$1,643	$(46)		(3)%	$(201)		(12)%
Noninterest income	517	500	485	17		3	32		7
Total revenue	1,959	1,988	2,128	(29)		(1)	(169)		(8)
Noninterest expense	1,358	1,612	1,296	(254)		(16)	62		5
Pre-provision profit	601	376	832	225		60	(231)		(28)
Provision for credit losses	171	171	168	—		—	3		2
Net income	334	189	511	145		77	(177)		(35)
Preferred dividends	30	30	23	—		—	7		30
Net income available to common stockholders	$304	$159	$488	$145		91%	$(184)		(38)%
After-tax notable Items	61	237	49	(176)		(74)	12		24
Underlying net income	$395	$426	$560	$(31)		(7)%	$(165)		(29)%
Underlying net income available to common stockholders	365	396	537	(31)		(8)	(172)		(32)
Average common shares outstanding
Basic (in millions)	461.4	466.2	485.4	(4.9)		(1)	(24.1)		(5)
Diluted (in millions)	463.8	468.2	487.7	(4.4)		(1)	(23.9)		(5)
Diluted earnings per share	$0.65	$0.34	$1.00	$0.31		91%	$(0.35)		(35)%
Underlying diluted earnings per share	0.79	0.85	1.10	(0.06)		(7)	(0.31)		(28)
Performance metrics
Net interest margin	2.90%	2.90%	3.29%	—	bps		(39)	bps
Net interest margin, FTE	2.91	2.91	3.30	—			(39)
Effective income tax rate	22.3	7.6	23.0	1,469			(69)
Efficiency ratio	69.3	81.1	60.9	(1,180)			843
Underlying efficiency ratio	65.1	63.8	57.8	128			721
Return on average tangible common equity	8.9	4.7	14.4	414			(552)
Underlying return on average tangible common equity	10.6	11.8	15.8	(119)			(515)
Return on average total tangible assets	0.63	0.35	0.97	28			(34)
Underlying return on average total tangible assets	0.75%	0.78%	1.06%	(3)	bps		(31)	bps
Capital adequacy(2,3)
Common equity tier 1 capital ratio	10.6%	10.6%	10.0%
Total capital ratio	13.8	13.7	12.9
Tier 1 leverage ratio	9.3	9.3	9.4
Tangible common equity ratio	6.5	6.7	6.6
Allowance for credit losses to loans and leases	1.61%	1.59%	1.47%	2	bps		14	bps
Asset quality(3)
Nonaccrual loans and leases to loans and leases	1.02%	0.93%	0.64%	9	bps		38	bps
Allowance for credit losses to nonaccrual loans and leases	157	170	229	(13)			(72)
Net charge-offs as a % of average loans and leases	0.50%	0.46%	0.34%	4	bps		16	bps

(1) Unless otherwise noted, references to balance sheet items are on an average basis, loans exclude loans held for sale, earnings per share represent fully diluted per common share and references to NIM are on a FTE basis.
(2) Current reporting-period regulatory capital ratios are preliminary.
(3) Capital adequacy and asset-quality ratios calculated on a period-end basis, except net charge-offs.

Citizens Financial Group, Inc.
The following table provides information on Underlying results which exclude the impact of notable items.

Underlying results:

	Quarterly Trends
				1Q24 change from
($s in millions, except per share data)	1Q24	4Q23	1Q23	4Q23			1Q23
				$/bps		%	$/bps		%
Net interest income	$1,442	$1,488	$1,643	$(46)		(3)%	$(201)		(12)%
Noninterest income	514	500	485	14		3	29		6
Total revenue	$1,956	$1,988	$2,128	$(32)		(2)%	$(172)		(8)%
Noninterest expense	1,273	1,267	1,230	6		—%	43		3%
Provision for credit losses	171	171	168	—		—	3		2
Net income available to common stockholders	$365	$396	$537	$(31)		(8)%	$(172)		(32)%
Performance metrics
EPS	$0.79	$0.85	$1.10	$(0.06)		(7)%	$(0.31)		(28)%
Efficiency ratio	65.1%	63.8%	57.8%	128	bps		721	bps
Return on average tangible common equity	10.6%	11.8%	15.8%	(119)	bps		(515)	bps

Consolidated balance sheet summary(1):

				1Q24 change from
($s in millions)	1Q24	4Q23	1Q23	4Q23			1Q23
				$/bps		%	$/bps		%
Total assets	$220,448	$221,964	$222,256	$(1,516)		(1)%	$(1,808)		(1)%
Total loans and leases	143,188	145,959	154,688	(2,771)		(2)	(11,500)		(7)
Total loans held for sale	555	779	1,855	(224)		(29)	(1,300)		(70)
Deposits	176,428	177,342	172,194	(914)		(1)	4,234		2
Stockholders' equity	23,761	24,342	24,201	(581)		(2)	(440)		(2)
Stockholders' common equity	21,747	22,329	22,187	(582)		(3)	(440)		(2)
Tangible common equity	$13,844	$14,417	$14,247	$(573)		(4)%	$(403)		(3)%
Loan-to-deposit ratio (period-end)(2)	81.2%	82.3%	89.8%	(114)	bps		(867)	bps
Loan-to-deposit ratio (average)(2)	82.2%	83.5%	89.8%	(130)	bps		(752)	bps
(1) Represents period-end unless otherwise noted.
(2) Excludes loans held for sale.

Citizens Financial Group, Inc.
Notable items:
Quarterly results reflect notable items primarily related to integration costs associated with recent acquisitions, as well as TOP revenue and efficiency initiatives and other expense reductions actions. In addition, first quarter 2024 and fourth quarter 2023 include a notable item for an industry-wide FDIC special assessment. These notable items have been excluded from reported results to better reflect Underlying operating results.

Notable items - Integration-related	1Q24		4Q23		1Q23
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Salaries & benefits	$(2)	$(1)	$(2)	$(1)	$(7)	$(5)
Equipment and software	—	—	—	—	(3)	(2)
Outside services	(1)	(1)	(3)	(2)	(25)	(19)
Occupancy	—	—	—	—	(16)	(12)
Other expense	—	—	—	—	(1)	(1)
Noninterest expense	$(3)	$(2)	$(5)	$(3)	$(52)	$(39)

EPS Impact - Noninterest expense		$(0.01)		$(0.01)		$(0.08)

Total integration related	$(3)	$(2)	$(5)	$(3)	$(52)	$(39)

EPS Impact - Total Integration-related		$(0.01)		$(0.01)		$(0.08)

Other notable items - TOP & Other	1Q24		4Q23		1Q23
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Tax notable items	$—	$—	$—	$17	$—	$—

Noninterest income	3	2	—	—	—	—

Salaries & benefits	(15)	(11)	(30)	(22)	(9)	(7)
Equipment and software	(8)	(6)	(37)	(27)	(1)	(1)
Outside services	(11)	(9)	(10)	(7)	(2)	(1)
Occupancy	(7)	(5)	(20)	(15)	(2)	(1)
FDIC special assessment(1)	(35)	(26)	(225)	(167)	—	—
Other expense	(6)	(4)	(18)	(13)	—	—
Noninterest expense	$(82)	$(61)	$(340)	$(251)	$(14)	$(10)

Total Other Notable Items	$(79)	$(59)	$(340)	$(234)	$(14)	$(10)

EPS Impact - Other Notable Items		$(0.13)		$(0.50)		$(0.02)

Total Notable Items	$(82)	$(61)	$(345)	$(237)	$(66)	$(49)

Total EPS Impact		$(0.14)		$(0.51)		$(0.10)
(1) The FDIC special assessment earnings per share impact is $(0.06) and $(0.35) for first quarter 2024 and fourth quarter 2023, respectively.

Citizens Financial Group, Inc.
Discussion of results:

Net interest income				1Q24 change from
($s in millions)	1Q24	4Q23	1Q23	4Q23			1Q23
				$/bps		%	$/bps		%
Interest income:
Interest and fees on loans and leases and loans held for sale	$2,071	$2,166	$2,067	$(95)		(4)%	$4		—%
Investment securities	399	339	266	60		18	133		50
Interest-bearing deposits in banks	140	171	69	(31)		(18)	71		103
Total interest income	$2,610	$2,676	$2,402	$(66)		(2)%	$208		9%
Interest expense:
Deposits	$987	$974	$550	$13		1%	$437		79%
Short-term borrowed funds	7	7	6	—		—	1		17
Long-term borrowed funds	174	207	203	(33)		(16)	(29)		(14)
Total interest expense	$1,168	$1,188	$759	$(20)		(2)%	$409		54%
Net interest income	$1,442	$1,488	$1,643	$(46)		(3)%	$(201)		(12)%

Net interest margin, FTE	2.91%	2.91%	3.30%	—	bps		(39)	bps

First quarter 2024	vs.	fourth quarter 2023
Net interest income of $1.4 billion decreased 3%, reflecting a 2% decrease in average interest-earning assets, reflecting lower loans, and the impact of day count.
•Net interest margin of 2.91% was stable reflecting improved asset yields (4 basis points), the benefit of Non-Core run off (3 basis points), and day count (2 basis points), offset by higher funding costs (6 basis points) and the impact of swaps (3 basis points).

First quarter 2024	vs.	first quarter 2023
Net interest income of $1.4 billion decreased 12%, reflecting lower net interest margin and a 1% decline in average interest-earning assets.
•Net interest margin of 2.91% decreased 39 basis points, as higher funding costs and the impact of building liquidity were partly offset by higher interest-earning-asset yields and the benefit of Non-Core run off.

Citizens Financial Group, Inc.

Noninterest Income				1Q24 change from
($s in millions)	1Q24	4Q23	1Q23	4Q23		1Q23
				$	%	$	%
Service charges and fees	$96	$104	$100	$(8)	(8)%	$(4)	(4)%
Capital markets fees	118	87	83	31	36	35	42
Card fees	86	70	72	16	23	14	19
Trust and investment services fees	68	68	63	—	—	5	8
Mortgage banking fees	49	57	57	(8)	(14)	(8)	(14)
Foreign exchange and derivative products	36	43	48	(7)	(16)	(12)	(25)
Letter of credit and loan fees	42	42	40	—	—	2	5
Securities gains, net	5	9	5	(4)	(44)	—	—
Other income(1)	17	20	17	(3)	(15)	—	—
Noninterest income	$517	$500	$485	$17	3%	$32	7%

Underlying, as applicable
Card fees	$83	$70	$72	$13	19	$11	15
Underlying noninterest income	$514	$500	$485	$14	3%	$29	6%
(1) Includes bank-owned life insurance income and other miscellaneous income for all periods presented.

First quarter 2024	vs.	fourth quarter 2023
Underlying noninterest income of $514 million increased $14 million, or 3%.
•Service charges and fees decreased $8 million, given seasonality and lower overdraft fees.
•Capital markets fees increased $31 million, given increased M&A advisory and bond underwriting fees.
•Card fees increased $13 million, driven by higher credit card fees, including favorable vendor contract negotiations.
•Trust and investment services fees were stable.
•Mortgage banking fees decreased $8 million, driven by lower MSR valuation, net of hedging, and servicing fees, partially offset by higher production revenue.
•Foreign exchange and derivative products revenue decreased $7 million, primarily reflecting lower client activity in commodities and foreign exchange hedging.

First quarter 2024	vs.	first quarter 2023
Noninterest income of $514 million increased $29 million, or 6%.
•Service charges and fees decreased $4 million, given lower overdraft fees.
•Capital markets fees increased $35 million, given increased M&A advisory, bond and equity underwriting fees.
•Card fees increased $11 million, primarily reflecting higher credit card fees, including favorable vendor contract negotiations.
•Trust and investment services fees increased $5 million, given increased sales activity and asset management fees.
•Mortgage banking fees decreased $8 million, given lower servicing and production fees.
•Foreign Exchange and derivative products revenue decreased $12 million, given lower client activity in interest rate and commodities hedging.

Citizens Financial Group, Inc.

Noninterest Expense				1Q24 change from
($s in millions)	1Q24	4Q23	1Q23	4Q23		1Q23
				$	%	$	%
Salaries and employee benefits	$691	$667	$658	$24	4%	$33	5%
Equipment and software	192	215	169	(23)	(11)	23	14
Outside services	158	174	176	(16)	(9)	(18)	(10)
Occupancy	114	125	124	(11)	(9)	(10)	(8)
Other operating expense	203	431	169	(228)	(53)	34	20
Noninterest expense	$1,358	$1,612	$1,296	$(254)	(16)%	$62	5%
Notable items	$85	$345	$66	$(260)	(75)%	$19	29%

Underlying, as applicable
Salaries and employee benefits	$674	$635	$642	$39	6%	$32	5%
Equipment and software	184	178	165	6	3	19	12
Outside services	146	161	149	(15)	(9)	(3)	(2)
Occupancy	107	105	106	2	2	1	1
Other operating expense	162	188	168	(26)	(14)	(6)	(4)
Underlying noninterest expense	$1,273	$1,267	$1,230	$6	—%	$43	3%

First quarter 2024	vs.	fourth quarter 2023
Underlying noninterest expense of $1.27 billion was broadly stable.
•Salaries and benefits increased, primarily reflecting seasonal increases in payroll taxes and compensation related costs.
•Equipment and software increased reflecting technology investments.
•Outside services decreased reflecting lower vendor costs and other efficiency initiatives.
•Other operating expense decreased given lower advertising and travel expense, as well as lower fraud costs.
Reported noninterest expense of $1.36 billion decreased $254 million, including notable items of $85 million in first quarter 2024 compared with notable items of $345 million in fourth quarter 2023. Notable items include the industry-wide FDIC special assessment of $35 million in first quarter 2024 and $225 million in fourth quarter 2023.
The effective tax rate was 22.3% in first quarter 2024. On an underlying basis, the effective tax rate of 22.8% increased modestly compared to 22.3% in fourth quarter 2023.

First quarter 2024	vs.	first quarter 2023
Underlying noninterest expense of $1.27 billion increased 3%; was stable excluding $38 million in expenses related to the Private Bank start-up investment.
•Salaries and benefits increased reflecting the Private Bank start-up investment, partly offset by lower headcount.
•Equipment and software increased reflecting technology investments.
•Other operating expenses decreased primarily driven by lower fraud, advertising and travel expense.
The effective tax rate was 22.3% in first quarter 2024. On an underlying basis, the effective tax rate of 22.8% compared with 23.2% in first quarter 2023.

Citizens Financial Group, Inc.

Interest-earning assets				1Q24 change from
($s in millions)	1Q24	4Q23	1Q23	4Q23		1Q23
Period-end interest-earning assets				$	%	$	%
Investments	$41,127	$40,003	$34,893	$1,124	3%	$6,234	18%
Interest-bearing deposits in banks	10,893	10,239	7,011	654	6	3,882	55
Commercial loans and leases	72,823	74,445	80,866	(1,622)	(2)	(8,043)	(10)
Retail loans	70,365	71,514	73,822	(1,149)	(2)	(3,457)	(5)
Total loans and leases	143,188	145,959	154,688	(2,771)	(2)	(11,500)	(7)
Loans held for sale, at fair value	505	676	855	(171)	(25)	(350)	(41)
Other loans held for sale	50	103	1,000	(53)	(51)	(950)	(95)
Total loans and leases and loans held for sale	143,743	146,738	156,543	(2,995)	(2)	(12,800)	(8)
Total period-end interest-earning assets	$195,763	$196,980	$198,447	$(1,217)	(1)%	$(2,684)	(1)%
Average interest-earning assets
Investments(1)	$43,905	$41,499	$38,955	$2,406	6%	$4,950	13%
Interest-bearing deposits in banks	10,268	12,387	5,899	(2,119)	(17)	4,369	74
Commercial loans and leases	73,842	76,078	82,321	(2,236)	(3)	(8,479)	(10)
Retail loans	70,980	71,891	74,171	(911)	(1)	(3,191)	(4)
Total loans and leases	144,822	147,969	156,492	(3,147)	(2)	(11,670)	(7)
Loans held for sale, at fair value	850	1,047	1,009	(197)	(19)	(159)	(16)
Other loans held for sale	223	219	197	4	2	26	13
Total loans and leases and loans held for sale	145,895	149,235	157,698	(3,340)	(2)	(11,803)	(7)
Total average interest-earning assets	$200,068	$203,121	$202,552	$(3,053)	(2)%	$(2,484)	(1)%
(1) Total average interest-earning assets excludes the mark-to-market on investment securities and unsettled purchases or sales of loans and investments.

First quarter 2024	vs.	fourth quarter 2023
Period-end interest-earning assets of $195.8 billion decreased $1.2 billion, or 1%, reflecting a $3.0 billion decrease in total loans and leases and loans held for sale, partly offset by a $1.1 billion increase in investments in securities and a $654 million increase in cash held in interest-bearing deposits. The decrease in loans and leases reflects a $1.6 billion decrease in commercial given balance sheet optimization actions, paydowns and market conditions driving lower client demand. Results also reflect a $1.1 billion decrease in retail, given planned Non-Core portfolio run off.
Average interest-earning assets of $200.1 billion decreased $3.1 billion, or 2%, reflecting a $3.1 billion decrease in total loans and leases and a $2.1 billion decrease in cash held in interest-bearing deposits, partly offset by a $2.4 billion increase in investments. The decrease in loans and leases reflects a $2.2 billion decrease in commercial given paydowns, balance sheet optimization actions and market conditions driving lower client demand, as well as a $911 million decrease in retail driven by the Non-Core portfolio run off.
The average effective duration of the securities portfolio was 3.8 years, compared with 3.9 years at December 31, 2023 and 5.8 years at March 31, 2023.

First quarter 2024	vs.	first quarter 2023
Period-end interest-earning assets of $195.8 billion decreased $2.7 billion, or 1%, reflecting a $12.8 billion decrease in total loans and leases and loans held for sale, partly offset by a $6.2 billion increase in investments in securities and a $3.9 billion increase in investments in cash held in interest-bearing deposits. The decrease in loans and leases reflects an $8.0 billion decrease in commercial given paydowns, balance sheet optimization actions and lower client demand, and a $3.5 billion decrease in retail driven by the Non-Core portfolio run off largely offset by growth in mortgage and home equity.
Average interest-earning assets of $200.1 billion decreased $2.5 billion, or 1%, reflecting a $11.8 billion decrease in total loans and leases and loans held for sale, partially offset by a $5.0 billion increase in investments in securities and a $4.4 billion increase in cash held in interest-bearing deposits.

Citizens Financial Group, Inc.

Deposits				1Q24 change from
($s in millions)	1Q24	4Q23	1Q23	4Q23		1Q23
Period-end deposits				$	%	$	%
Demand	$36,593	$37,107	$44,326	$(514)	(1)%	$(7,733)	(17)%
Money market	52,182	53,812	48,905	(1,630)	(3)	3,277	7
Checking with interest	34,487	31,876	34,496	2,611	8	(9)	—
Savings	27,912	27,983	29,789	(71)	—	(1,877)	(6)
Term	25,254	26,564	14,678	(1,310)	(5)	10,576	72
Total period-end deposits	$176,428	$177,342	$172,194	$(914)	(1)%	$4,234	2%
Average deposits
Demand	$36,684	$38,390	$46,135	$(1,706)	(4)%	$(9,451)	(20)%
Money market	52,926	53,003	49,942	(77)	—	2,984	6
Checking with interest	32,302	31,788	35,974	514	2	(3,672)	(10)
Savings	27,745	28,455	29,460	(710)	(2)	(1,715)	(6)
Term	26,447	25,492	12,839	955	4	13,608	106
Total average deposits	$176,104	$177,128	$174,350	$(1,024)	(1)%	$1,754	1%

First quarter 2024	vs.	fourth quarter 2023
Total period-end deposits of $176.4 billion and average deposits of $176.1 billion were down slightly, reflecting seasonal declines in Commercial, partially offset by growth in the Private Bank and retail branch deposits.
The mix of deposits reflect a declining rate of migration from demand to interest-bearing and low-cost to high-cost interest bearing accounts. Checking with interest increased $2.6 billion on a period-end basis reflecting a transfer from money market and growth in Commercial.

First quarter 2024	vs.	first quarter 2023
Total period-end deposits of $176.4 billion increased 2% and average deposits of $176.1 billion increased 1%, reflecting growth in retail branch and Private Bank deposits. Commercial deposits were stable on a spot basis, down 6% on an average basis reflecting deposit optimization initiatives.

Citizens Financial Group, Inc.

Borrowed Funds				1Q24 change from
($s in millions)	1Q24	4Q23	1Q23	4Q23		1Q23
Period-end borrowed funds				$	%	$	%
Short-term borrowed funds	$9	$505	$1,018	$(496)	(98) %	$(1,009)	(99)%
Long-term borrowed funds
FHLB advances	2,036	3,786	11,779	(1,750)	(46)	(9,743)	(83)
Senior debt	6,414	5,170	5,263	1,244	24	1,151	22
Subordinated debt and other debt	1,825	1,819	1,813	6	—	12	1
Auto collateralized borrowings	3,529	2,692	—	837	31	3,529	100
Total borrowed funds	$13,813	$13,972	$19,873	$(159)	(1)%	$(6,060)	(30)%
Average borrowed funds
Short-term borrowed funds	$498	$491	$542	$7	1%	$(44)	(8)%
Long-term borrowed funds
FHLB advances	2,272	5,751	10,362	(3,479)	(60)	(8,090)	(78)
Senior debt	6,113	5,217	5,606	896	17	507	9
Subordinated debt and other debt	1,821	1,816	1,812	5	—	9	—
Auto collateralized borrowings	3,458	2,904	—	554	19	3,458	100
Total average borrowed funds	$14,162	$16,179	$18,322	$(2,017)	(12)%	$(4,160)	(23)%

First quarter 2024	vs.	fourth quarter 2023
Period-end borrowed funds decreased by $159 million. Senior debt increased by $1.2 billion and collateralized borrowings on auto loans increased by $837 million, reflecting attractive issuances, with proceeds used to deliver a net decrease of $1.8 billion in FHLB advances and $496 million in short-term borrowings.
Average borrowed funds decreased $2.0 billion. Senior debt increased by $896 million and collateralized borrowings on auto loans increased by $554 million, driven by issuances. Proceeds from these issuances, along with Non-Core run off drove a net decrease of $3.5 billion in FHLB advances.

First quarter 2024	vs.	first quarter 2023
Period-end borrowed funds decreased by $6.1 billion, primarily due to a decrease in FHLB advances of $9.7 billion and a $1.0 billion decrease in short-term borrowed funds. Run off of the Non-Core portfolio and debt issuances drove the lower FHLB borrowing need.
Average borrowed funds decreased by $4.2 billion, reflecting a $8.1 billion decrease in FHLB advances. Run off of the Non-Core portfolio and debt issuances drove the lower FHLB borrowing need.

Citizens Financial Group, Inc.

Capital				1Q24 change from
($s and shares in millions, except per share data)	1Q24	4Q23	1Q23	4Q23		1Q23
Period-end capital				$	%	$	%
Stockholders' equity	$23,761	$24,342	$24,201	$(581)	(2)%	$(440)	(2)%
Stockholders' common equity	21,747	22,329	22,187	(582)	(3)	(440)	(2)
Tangible common equity	13,844	14,417	14,247	(573)	(4)	(403)	(3)
Tangible book value per common share	$30.19	$30.91	$29.44	$(0.72)	(2)%	$0.75	3%
Common shares - at end of period	458.5	466.4	484.0	(7.9)	(2)	(25.5)	(5)
Common shares - average (diluted)	463.8	468.2	487.7	(4.4)	(1)%	(23.9)	(5)%
Common equity tier 1 capital ratio(1)	10.6%	10.6%	10.0%
Total capital ratio(1)	13.8	13.7	12.9
Tangible common equity ratio	6.5	6.7	6.6
Tier 1 leverage ratio(1)	9.3	9.3	9.4
(1) Current reporting-period regulatory capital ratios are preliminary.

First quarter 2024
•The CET1 capital ratio of 10.6% as of March 31, 2024 compares with 10.6% at December 31, 2023 and 10.0% at March 31, 2023.
•Total capital ratio of 13.8% compares with 13.7% at December 31, 2023 and 12.9% as of March 31, 2023.
•Tangible common equity ratio of 6.5% compares with 6.7% at December 31, 2023 and 6.6% as of March 31, 2023.
•Tangible book value per common share of $30.19 decreased 2% compared with fourth quarter 2023 reflecting AOCI impacts from higher rates.
•Paid $197 million in common dividends to shareholders during first quarter 2024. This compares with $198 million in common dividends during fourth quarter 2023 and $205 million during first quarter 2023.
•Repurchased $300 million of common shares during first quarter 2024, compared with no repurchases in fourth quarter 2023 and $400 million in first quarter 2023.

Citizens Financial Group, Inc.

Credit quality review				1Q24 change from
($s in millions)	1Q24	4Q23	1Q23	4Q23			1Q23
				$/bps		%	$/bps		%
Nonaccrual loans and leases(1)	$1,469	$1,364	$996	$105		8%	$473		47%
90+ days past due and accruing(2)	300	333	424	(33)		(10)	(124)		(29)
Net charge-offs	181	171	133	10		6	48		36
Provision for credit losses	171	171	168	—		—	3		2
Allowance for credit losses	$2,308	$2,318	$2,275	$(10)		—%	$33		1%
Nonaccrual loans and leases to loans and leases	1.02%	0.93%	0.64%	9	bps		38
Net charge-offs as a % of total loans and leases	0.50	0.46	0.34	4			16
Allowance for credit losses to loans and leases	1.61	1.59	1.47	2			14
Allowance for credit losses to nonaccrual loans and leases	157%	170%	229%	(13)	bps		(72)	bps
(1) Loans fully or partially guaranteed by the FHA, VA and USDA are classified as accruing.
(2) 90+ days past due and accruing includes $202 million, $243 million, and $309 million of loans fully or partially guaranteed by the FHA, VA, and USDA for March 31, 2024, December 31, 2023, and March 31, 2023, respectively.

First quarter 2024	vs.	fourth quarter 2023
•The nonaccrual loans to total loans ratio of 1.02% compares with 0.93% at December 31, 2023. Nonaccrual loans of $1.5 billion increased $105 million, or 8%, reflecting a $117 million increase in Commercial, driven by an increase in the General Office segment of commercial real estate, and a modest decrease in the retail portfolio.
•Net charge-offs of $181 million, or 50 basis points of average loans and leases, increased 4 basis points compared with the prior quarter given a $16 million increase in commercial, primarily driven by the General Office segment of commercial real estate, and a $6 million decrease in retail.
•The first quarter 2024 provision for credit losses of $171 million compares with $171 million for fourth quarter 2023. The ratio of allowance for credit losses to total loans of 1.61% increased from 1.59% as of December 31, 2023, primarily reflecting lower loan balances given Non-Core run off and commercial balance sheet optimization.
•The allowance for credit losses to nonaccrual loans and leases ratio of 157% compares with 170% as of December 31, 2023.

First quarter 2024	vs.	first quarter 2023
•The nonaccrual loans to total loans ratio of 1.02% increased from 0.64% at March 31, 2023.
•Nonaccrual loans increased $473 million, or 47%, primarily reflecting an increase in the General Office segment of commercial real estate.
•Net charge-offs of $181 million, or 50 basis points of average loans and leases, increased $48 million, primarily reflecting a $33 million increase in commercial driven by the General Office segment of commercial real estate.
•Provision for credit losses of $171 million compares with a $168 million provision in first quarter 2023.
•Allowance for credit losses of $2.3 billion increased $33 million compared with March 31, 2023. Allowance for credit losses ratio of 1.61% as of March 31, 2024, compares with 1.47% as of March 31, 2023.
•The allowance for credit losses to nonaccrual loans and leases ratio of 157% compares with 229% as of March 31, 2023.

Citizens Financial Group, Inc.

About Citizens Financial Group, Inc.
Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $220.4 billion in assets as of March 31, 2024. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a full-service customer contact center and the convenience of approximately 3,300 ATMs and more than 1,000 branches in 14 states and the District of Columbia. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities.

Citizens Financial Group, Inc.

Non-GAAP Financial Measures and Reconciliations
Non-GAAP Financial Measures:
This document contains non-GAAP financial measures denoted as Underlying. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. See the following pages for reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.
Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					1Q24 Change
		1Q24	4Q23	1Q23	4Q23		1Q23
					$	%	$	%
Noninterest income, Underlying:
Noninterest income (GAAP)		$517	$500	$485	$17	3%	$32	7%
Less: Notable items		3	—	—	3	100	3	100
Noninterest income, Underlying (non-GAAP)		$514	$500	$485	$14	3%	$29	6%
Total revenue, Underlying:
Total revenue (GAAP)	A	$1,959	$1,988	$2,128	($29)	(1%)	($169)	(8%)
Less: Notable items		3	—	—	3	100	3	100
Total revenue, Underlying (non-GAAP)	B	$1,956	$1,988	$2,128	($32)	(2%)	($172)	(8%)
Noninterest expense, Underlying:
Noninterest expense (GAAP)	C	$1,358	$1,612	$1,296	($254)	(16%)	$62	5%
Less: Notable items		85	345	66	(260)	(75)	19	29
Noninterest expense, Underlying (non-GAAP)	D	$1,273	$1,267	$1,230	$6	—%	$43	3%
Pre-provision profit:
Total revenue (GAAP)	A	$1,959	$1,988	$2,128	($29)	(1%)	($169)	(8%)
Less: Noninterest expense (GAAP)	C	1,358	1,612	1,296	(254)	(16)	62	5
Pre-provision profit (non-GAAP)		$601	$376	$832	$225	60%	($231)	(28%)
Pre-provision profit, Underlying:
Total revenue, Underlying (non-GAAP)	B	$1,956	$1,988	$2,128	($32)	(2%)	($172)	(8%)
Less: Noninterest expense, Underlying (non-GAAP)	D	1,273	1,267	1,230	6	—	43	3
Pre-provision profit, Underlying (non-GAAP)		$683	$721	$898	($38)	(5%)	($215)	(24%)
Income before income tax expense, Underlying:
Income before income tax expense (GAAP)	E	$430	$205	$664	$225	110%	($234)	(35%)
Less: Income (expense) before income tax expense (benefit) related to notable items		(82)	(345)	(66)	263	76	(16)	(24)
Income before income tax expense, Underlying (non-GAAP)	F	$512	$550	$730	($38)	(7%)	($218)	(30%)
Income tax expense, Underlying:
Income tax expense (GAAP)	G	$96	$16	$153	$80	NM	($57)	(37%)
Less: Income tax expense (benefit) related to notable items		(21)	(108)	(17)	87	81	(4)	(24)
Income tax expense, Underlying (non-GAAP)	H	$117	$124	$170	($7)	(6%)	($53)	(31%)
Net income, Underlying:
Net income (GAAP)	I	$334	$189	$511	$145	77%	($177)	(35%)
Add: Notable items, net of income tax benefit		61	237	49	(176)	(74)	12	24
Net income, Underlying (non-GAAP)	J	$395	$426	$560	($31)	(7%)	($165)	(29%)
Net income available to common stockholders, Underlying:
Net income available to common stockholders (GAAP)	K	$304	$159	$488	$145	91%	($184)	(38%)
Add: Notable items, net of income tax benefit		61	237	49	(176)	(74)	12	24
Net income available to common stockholders, Underlying (non-GAAP)	L	$365	$396	$537	($31)	(8%)	($172)	(32%)

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					1Q24 Change
		1Q24	4Q23	1Q23	4Q23			1Q23
					$/bps		%	$/bps		%
Operating leverage:
Total revenue (GAAP)	A	$1,959	$1,988	$2,128	($29)		(1%)	($169)		(8%)
Less: Noninterest expense (GAAP)	C	1,358	1,612	1,296	(254)		(16)	62		5
Operating leverage							14%			(13%)
Operating leverage, Underlying:
Total revenue, Underlying (non-GAAP)	B	$1,956	$1,988	$2,128	($32)		(2%)	($172)		(8%)
Less: Noninterest expense, Underlying (non-GAAP)	D	1,273	1,267	1,230	6		—	43		3
Operating leverage, Underlying (non-GAAP)							(2%)			(11%)
Efficiency ratio and efficiency ratio, Underlying:
Efficiency ratio	C/A	69.33%	81.13%	60.90%	(1,180)	bps		843	bps
Efficiency ratio, Underlying (non-GAAP)	D/B	65.05	63.77	57.84	128	bps		721	bps
Effective income tax rate and effective income tax rate, Underlying:
Effective income tax rate	G/E	22.28%	7.59%	22.97%	1,469	bps		(69)	bps
Effective income tax rate, Underlying (non-GAAP)	H/F	22.84	22.25	23.25	59	bps		(41)	bps
Return on average tangible common equity and return on average tangible common equity, Underlying:
Average common equity (GAAP)	M	$21,700	$21,209	$21,702	$491		2%	($2)		—%
Less: Average goodwill (GAAP)		8,188	8,188	8,177	—		—	11		—
Less: Average other intangibles (GAAP)		153	163	192	(10)		(6)	(39)		(20)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		433	421	422	12		3	11		3
Average tangible common equity	N	$13,792	$13,279	$13,755	$513		4%	$37		—%
Return on average tangible common equity	K/N	8.86%	4.72%	14.38%	414	bps		(552)	bps
Return on average tangible common equity, Underlying (non-GAAP)	L/N	10.65	11.84	15.80	(119)	bps		(515)	bps
Return on average total tangible assets and return on average total tangible assets, Underlying:
Average total assets (GAAP)	O	$220,770	$223,653	$222,711	($2,883)		(1%)	($1,941)		(1%)
Less: Average goodwill (GAAP)		8,188	8,188	8,177	—		—	11		—
Less: Average other intangibles (GAAP)		153	163	192	(10)		(6)	(39)		(20)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		433	421	422	12		3	11		3
Average tangible assets	P	$212,862	$215,723	$214,764	($2,861)		(1%)	($1,902)		(1%)
Return on average total tangible assets	I/P	0.63%	0.35%	0.97%	28	bps		(34)	bps
Return on average total tangible assets, Underlying (non-GAAP)	J/P	0.75	0.78	1.06	(3)	bps		(31)	bps

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					1Q24 Change
		1Q24	4Q23	1Q23	4Q23		1Q23
					$/bps	%	$/bps	%
Tangible book value per common share:
Common shares - at period-end (GAAP)	Q	458,485,032	466,418,055	483,982,264	(7,933,023)	(2%)	(25,497,232)	(5%)
Common stockholders' equity (GAAP)		$21,747	$22,329	$22,187	($582)	(3)	($440)	(2)
Less: Goodwill (GAAP)		8,188	8,188	8,177	—	—	11	—
Less: Other intangible assets (GAAP)		148	157	185	(9)	(6)	(37)	(20)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		433	433	422	—	—	11	3
Tangible common equity	R	$13,844	$14,417	$14,247	($573)	(4%)	($403)	(3%)
Tangible book value per common share	R/Q	$30.19	$30.91	$29.44	($0.72)	(2%)	$0.75	3%
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:
Average common shares outstanding - basic (GAAP)	S	461,358,681	466,234,324	485,444,313	(4,875,643)	(1%)	(24,085,632)	(5%)
Average common shares outstanding - diluted (GAAP)	T	463,797,964	468,159,167	487,712,146	(4,361,203)	(1)	(23,914,182)	(5)
Net income per average common share - basic (GAAP)	K/S	$0.66	$0.34	$1.00	$0.32	94	($0.34)	(34)
Net income per average common share - diluted (GAAP)	K/T	0.65	0.34	1.00	0.31	91	(0.35)	(35)
Net income per average common share - basic, Underlying (non-GAAP)	L/S	0.79	0.85	1.10	(0.06)	(7)	(0.31)	(28)
Net income per average common share - diluted, Underlying (non-GAAP)	L/T	0.79	0.85	1.10	(0.06)	(7)	(0.31)	(28)

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

	QUARTERLY TRENDS
				1Q24 Change
	1Q24	4Q23	1Q23	4Q23		1Q23
				$/bps	%	$/bps	%
Card fees, Underlying:
Card fees (GAAP)	$86	$70	$72	$16	23	$14	19%
Less: Notable items	3	—	—	3	100	3	100
Card fees, Underlying (non-GAAP)	$83	$70	$72	$13	19	$11	15%
Salaries and employee benefits, Underlying:
Salaries and employee benefits (GAAP)	$691	$667	$658	$24	4%	$33	5%
Less: Notable items	17	32	16	(15)	(47)	1	6
Salaries and employee benefits, Underlying (non-GAAP)	$674	$635	$642	$39	6%	$32	5%
Equipment and software, Underlying:
Equipment and software (GAAP)	$192	$215	$169	($23)	(11%)	$23	14%
Less: Notable items	8	37	4	(29)	(78)	4	100
Equipment and software, Underlying (non-GAAP)	$184	$178	$165	$6	3%	$19	12%
Outside services, Underlying:
Outside services (GAAP)	$158	$174	$176	($16)	(9%)	($18)	(10%)
Less: Notable items	12	13	27	(1)	(8)	(15)	(56)
Outside services, Underlying (non-GAAP)	$146	$161	$149	($15)	(9%)	($3)	(2%)
Occupancy, Underlying:
Occupancy (GAAP)	$114	$125	$124	($11)	(9%)	($10)	(8%)
Less: Notable items	7	20	18	(13)	(65)	(11)	(61)
Occupancy, Underlying (non-GAAP)	$107	$105	$106	$2	2%	$1	1%
Other operating expense, Underlying:
Other operating expense (GAAP)	$203	$431	$169	($228)	(53%)	$34	20%
Less: Notable items	41	243	1	(202)	(83)	40	NM
Other operating expense, Underlying (non-GAAP)	$162	$188	$168	($26)	(14%)	($6)	(4%)

Citizens Financial Group, Inc.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “prospects,” “outlook,” “guidance” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:
•Negative economic, business and political conditions, including as a result of the interest rate environment, supply chain disruptions, inflationary pressures and labor shortages, that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits;
•The general state of the economy and employment, as well as general business and economic conditions, and changes in the competitive environment;
•Our capital and liquidity requirements under regulatory standards and our ability to generate capital and liquidity on favorable terms;
•The effect of changes in our credit ratings on our cost of funding, access to capital markets, ability to market our securities, and overall liquidity position;
•The effect of changes in the level of commercial and consumer deposits on our funding costs and net interest margin;
•Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals, including the anticipated benefits of the Private Bank start-up investment and Investors acquisition;
•The effects of geopolitical instability, including the wars in Ukraine and the Middle East, on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks;
•Our ability to meet heightened supervisory requirements and expectations;
•Liabilities and business restrictions resulting from litigation and regulatory investigations;
•The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;
•Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets;
•Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses;
•Environmental risks, such as physical or transition risks associated with climate change, and social and governance risks, that could adversely affect our reputation, operations, business, and customers;
•A failure in or breach of our compliance with laws, as well as operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber-attacks; and
•Management’s ability to identify and manage these and other risks.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as filed with the Securities and Exchange Commission.
Note: Per share amounts and ratios presented in this document are calculated using whole dollars.